                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                               Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Rule 14a-12


                            TUFCO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            TUFCO TECHNOLOGIES, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 23, 2001

                             ---------------------

To Our Stockholders:

     You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida, 33431, on Friday, March 23, 2001, at 8:00 a.m., eastern standard time for the following purposes:

     PROPOSAL 1. To elect six directors to serve for a one-year term and until their successors are elected and qualified.

     PROPOSAL 2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2001.

     PROPOSAL 3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     The record date for the annual meeting is February 14, 2001. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     The board of directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

                                                       Gregory L. Wilemon,
                                                       Secretary

February 14, 2001

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MARCH 23, 2001

                             ---------------------

Tufco Technologies, Inc.
4800 Simonton Road
Dallas, Texas 75244

     The Board of Directors is soliciting proxies to be used at the 2001 annual meeting of stockholders to be held at the Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida, 33431, on Friday, March 23, 2001, at 8:00 a.m., eastern standard time, local time. This proxy statement, accompanying proxy and annual report to stockholders for the fiscal year ended September 30, 2001 are first being mailed to stockholders on or about February 14, 2001. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

     Only stockholders of record as of the close of business on February 14, 2001 are entitled to notice of and to vote at the annual meeting. As of February 14, 2001, we had outstanding 4,684,519 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

HOW YOU CAN VOTE

     Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2001. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

REVOCATION OF PROXIES

     You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

          (1) by delivering a written notice of revocation to the corporate secretary of Tufco;

          (2) by submitting a duly executed proxy bearing a later date; or

          (3) by attending the annual meeting and expressing the desire to vote your shares in person.

QUORUM

     A majority of the outstanding shares of common stock on February 14, 2001 (2,342,260 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes will not be included in the determination of the number of shares present at the annual meeting for quorum purposes.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (STOCKTRANS, INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors will consist of one to twelve directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at six, all of whom are to be elected at the annual meeting. Each director will serve until the 2001 annual meeting and until his successor has been elected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

     We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

     Each stockholder is entitled to cast one vote for each share of common stock held on February 14, 2001. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

     The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996, and Mr. Preston who became a director in September 1999.

     During fiscal year 2000, the board of directors held four meetings. No director attended less than 75% of the meetings held by the board of directors and the committees on which he served.

     The following information as of February 14, 2001 is submitted concerning the nominees named for election as directors:

NAME                                     AGE                POSITION WITH TUFCO
----                                     ---                -------------------
Robert J. Simon........................  42    Chairman of the Board of Directors
Samuel J. Bero.........................  65    Director
C. Hamilton Davison, Jr................  41    Director
Louis LeCalsey, III....................  61    Director, President and Chief Executive
                                               Officer
William J. Malooly.....................  58    Director
Seymour S. Preston, III................  67    Director

     Robert J. Simon -- Mr. Simon has been chairman of the board of directors since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a general partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon is chairman of the board of Foilmark, Inc., a public company. Mr. Simon is either chairman of the board or a director of Ampco Metal Inc., Parmarco Technologies, Inc., TriMark USA, Inc., Mexican Accent, Inc., Overseas Equity Investors Ltd., Overseas Private Investors Ltd., and Overseas Callander Fund, Ltd. and several other privately held companies.

     Samuel J. Bero -- Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and our General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

     C. Hamilton Davison, Jr. -- Mr. Davison has been a director since 1992. Mr. Davison has been the President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer since 1995. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. Mr. Davison is also a director and former President of the greeting card industry trade association. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources (AMEX:VR) until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelors Degree from Vanderbilt University and a masters degree from the University of Texas.

     Louis LeCalsey, III -- Mr. LeCalsey has been a director and our President and Chief Executive Officer since September 1996. Previously he was President of Tufco Industries, Inc., our predecessor, from April 1996 through September 1996 and prior to that he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director for TriMark USA, Inc., as well as a member of the Advisory group for Bradford Equities Fund L.P.

     William J. Malooly -- Mr. Malooly has been a director since 1992. Mr. Malooly was the Chairman and Chief Executive Officer of Bank One, Green Bay since 1977 until he retired from Bank One in September 1999. Mr. Malooly is currently engaged in consulting and investing.

     Seymour S. Preston, III -- Mr. Preston has been a director since September 1999. Mr. Preston is the Chairman and Chief Executive Officer of AAC Engineered Systems, Inc. a manufacturer of deburring and metal finishing equipment. From 1990 to 1993, Mr. Preston was President and Chief Executive Officer of Elf Atochem North America, Inc., a manufacturer and marketer of plastics and specialty chemicals. Prior to 1990, Mr. Preston was President, Chief Operating Officer and director of Pennwalt Corporation. Mr. Preston is currently is a director of Albemarle Corporation, Scott Specialty Gases, Inc., The Barra Foundation, The Wistar Institute, and is the Interim President of the Academy of Natural Sciences of Philadelphia. Mr. Preston received a BA in chemistry from Williams College and an MBA from the Harvard Business School.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, Compensation Committee, and an Audit Committee but not a Nominating Committee.

EXECUTIVE COMMITTEE

Functions:                   Serves in the event action must be taken by the
                             board of directors at a time when convening a meeting of the entire board of directors is not feasible. May exercise all of the authority of the board of directors in the business and affairs of Tufco with certain exceptions.

Members:                     Samuel J. Bero
                             Robert J. Simon

Number of Meetings in 2000:  One.

AUDIT COMMITTEE

Functions:                   Reviews proposals from our independent auditors
                             regarding annual audits. Recommends the engagement or discharge of the auditors. Reviews recommendations of the auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices.
                             Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors. Reviews and discusses the unaudited quarterly and audited annual financial statements with the auditors.

Members:                     Robert J. Simon
                             William J. Malooly
                             Seymour S. Preston III

Number of Meetings in 2000:  Five

COMPENSATION COMMITTEE

Functions:                   Reviews annual salaries and bonuses and determines
                             the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:                     Samuel J. Bero
                             Robert J. Simon
                             C. Hamilton Davison, Jr.

Number of Meetings in 2000:  One.

                             DIRECTOR COMPENSATION

     Our directors who are not employees receive:

        - an annual fee of $7,000,

        - a payment of $1,500 for each board meeting attended, and

        - a payment of $1,500 for each committee meeting attended.

In addition, upon election or reelection to the board of directors at the annual meeting, each non-employee director receives an option to acquire 3,000 shares of common stock under Tufco's 1993 Non-Employee Director Stock Option Plan, as amended. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting.

                                   MANAGEMENT

EXECUTIVE OFFICERS

NAME                                        AGE                     TITLE
----                                        ---                     -----
Louis LeCalsey, III.......................  61    Director, President and Chief Executive
                                                  Officer
Gregory L. Wilemon........................  40    Chief Financial Officer, Chief Operating
                                                  Officer, Secretary and Treasurer

     Louis LeCalsey, III -- Set forth under "Proposal One -- Election of Directors."

     Gregory L. Wilemon -- Mr. Wilemon has been Chief Financial Officer since September 18, 1995 and was appointed Secretary/Treasurer by the board effective November 12, 1995 and Chief Operating Officer in September 1996. Mr. Wilemon had been Chief Operating Officer at Executive Roll Manufacturing from 1991 until May of 1993. From 1993 until he rejoined the Company, Mr. Wilemon was Vice President of Finance at Great North American Companies. Prior to his earlier tenure with the Company, Mr. Wilemon was a Senior Business Planner with PepsiCo from 1987 to 1991.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation we paid for each of the fiscal years ended September 30, 2000, 1999 and 1998 to the chief executive officer and the other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                            ANNUAL COMPENSATION                   SECURITIES
NAME AND                                    -------------------   OTHER ANNUAL    UNDERLYING     ALL OTHER
PRINCIPAL POSITION            FISCAL YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
------------------            -----------   --------   --------   ------------   ------------   ------------
Louis LeCalsey, III.........     2000       $237,500   $ 20,781      --             35,000           --
  Director, President and        1999        225,000    184,670      --             34,000           --
  Chief Executive Officer        1998        215,000         --      --             30,000           --
Gregory L. Wilemon..........     2000        175,000     15,313      --             16,000           --
  Chief Financial Officer,       1999        167,500    137,476      --             12,000           --
  Chief Operating Officer,       1998        161,250         --      --             13,500           --
  Secretary and Treasurer

EMPLOYMENT AGREEMENTS

     Mr. LeCalsey entered into an employment agreement with us effective September 19, 1996, under which he serves as the president and chief executive officer for an initial term of three years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If he is terminated without cause, we are obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us (or while receiving severance pay from us) and for one year after termination of his employment with us. The employment agreement provides for an initial annual base salary of $200,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Mr. Wilemon entered into an employment agreement with us effective October 1, 1996, under which he serves as chief financial officer, chief operating officer, secretary and treasurer for an initial term of two years. The agreement provides for successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If he is terminated without cause, we will be obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us (or while receiving severance pay from us) and for one year thereafter. The employment agreement provides for an initial annual base salary of $150,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

                                 OPTION TABLES

OPTION GRANTS

     The following table sets forth the stock option grants made in fiscal year 2000 to each of our executive officers described above in the "Summary Compensation Table." The following table also sets forth the hypothetical gains that would exist for the options at the end of their five-year terms after vesting, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of our common stock. All option exercise prices are based on market price on the grant date.

                         FISCAL YEAR 2000 OPTION GRANTS

                                                                                    POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS                      VALUE AT ASSUMED ANNUAL
                          ------------------------------------------------------    RATES OF STOCK PRICE
                          NUMBER OF                                                APPRECIATION AT END OF
                            SHARES        % OF TOTAL                                  FIVE YEAR OPTION
                          UNDERLYING   OPTIONS GRANTED    EXERCISE                         TERM(1)
                           OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                      GRANTED(2)   FISCAL YEAR 2000     SHARE        DATE          5%          10%
----                      ----------   ----------------   ---------   ----------   ----------   ----------
Louis LeCalsey III......    35,000                         $ 7.50     09/30/2004    $ 75,524     $160,259
                                              38%
Louis LeCalsey III......    40,000                          9.625     09/30/2005     106,368      235,046

Gregory L. Wilemon......    16,000                           7.50     09/30/2004      33,154       73,261
                                              21
Gregory L. Wilemon......    26,000                          9.625     09/30/2005      69,139      152,780

---------------

(1) "Potential Realizable Value" is disclosed in response to SEC rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of our stock or of the stock price.

(2) Stock option grants vest in equal increments on each of the first three anniversaries of their date of grant.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2000 held by the executive officers. In 2000, Gregory L. Wilemon exercised 8,333 options at an exercise price of $4.80 per share and 5,405 options at an exercise price of $4.50 per share.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL 2000        IN-THE-MONEY OPTIONS AT
                                                         YEAR-END               FISCAL 2000 YEAR-END(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Louis LeCalsey III............................    123,903        74,666        $307,844       $116,665
Gregory L. Wilemon............................     41,003        40,667          94,218         53,501

---------------

(1) The fair market value on September 30, 2000 of the common stock underlying the options was $10.125 per share.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     With respect to fiscal 2000, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

     During fiscal 2000, the Board of Directors adopted the written Audit Committee Charter, as presented in Appendix A, in accordance with the Securities and Exchange Commission Regulation 4460(d)(1).

                                            Respectfully submitted,
                                              Robert J. Simon
                                              William J. Malooly
                                              Seymour S. Preston III

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Our executive compensation is supervised by our compensation committee. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     In general, we compensate our executive officers through base salary, but may also consider cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to our employees.

     The compensation committee's compensation policies for executive officers follow our compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and the company. With regard to the chief executive officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for chief executive officers at companies in similar businesses. For fiscal year 2000, our chief executive officer had an employment agreement that provided for a minimum base salary of $200,000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to us. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers named above. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

     The compensation committee determined the salary for our chief executive officer for fiscal year 2000 based on the foregoing factors.

                                            Respectfully submitted,
                                              Samuel J. Bero
                                              Robert J. Simon
                                              C. Hamilton Davison, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bero and Mr. Simon serve on our compensation committee. Mr. Bero was an officer from November 1993 until his retirement in July 1995 and Mr. Simon currently is a general partner of Bradford Associates.

     We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. The lease has a seven-year term that expires on April 1, 2003. We have options to renew the lease for an additional three-year term at a negotiable rental rate. We paid total rent of $111,060 to the partnership that is the lessor of this facility for fiscal year 2000. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party.

     We have made interest-free advances to Mr. Bero and one other former stockholder of Tufco Industries, Inc., to purchase life insurance policies on their lives. The policies are collectively assigned to us as security for the advances. As of September 30, 2000, the only outstanding advance in excess of $60,000 was $81,429 to Mr. Bero.

     Upon completion of the acquisition of Executive Converting Corporation in January 1994, we amended an agreement with Bradford Ventures, Ltd., an affiliate of Bradford Venture Partners, L.P., one of our stockholders, and Mr. Simon, under which Bradford Ventures provides various financial consulting services to us for an initial term of 10 years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering and the Executive Converting Corporation acquisition and restructuring our long-term obligations. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions. We are obligated to pay Bradford Ventures an annual fee of $239,245 under the agreement, subject to a 5% annual increase, plus reasonable out-of-pocket expenses. During fiscal year 2000, we paid Bradford Ventures $262,705 in fees. We believe that the terms of the agreement with Bradford Ventures are at least as favorable to us as could be obtained from an unaffiliated party.

                               PERFORMANCE GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

     The graph below compares the performance of our common stock with the performance of the NASDAQ Market Index and the MG Paper Products Group Index from October 1, 1995, through September 30, 2000. The comparison assumes $100 was invested on October 1, 1995, in our common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TUFCO TECHNOLOGIES, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX
[PERFORMANCE GRAPH]

                                                         COMPANY                   STOCK INDEX            INDUSTRY GROUP INDEX
                                                         -------                   -----------            --------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     131.58                       96.38                      116.75
1997                                                     218.42                      110.06                      158.69
1998                                                     147.37                       72.04                      164.91
1999                                                     157.89                       84.75                      266.79
2000                                                     213.16                       61.86                      364.95

                     ASSUMES $100 INVESTED ON OCT. 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 2000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all
Section 16(a) forms they file.

     Based solely upon a review of the reports furnished to us with respect to fiscal year 2000, no person failed to disclose on a timely basis reports required by Section 16(a).

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 19, 2001 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each current named executive officer, and (4) all current directors and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

                                                              AMOUNT AND NATURE OF   PERCENT OF
                                                              BENEFICIAL OWNERSHIP     CLASS
                                                              --------------------   ----------
OVER 5% STOCKHOLDERS
Robert J. Simon(1)(3)(4)(5).................................       2,639,543            53.4%
Barbara M. Henagan(1)(3)....................................       2,625,345            53.1
Bradford Venture Partners, L.P.(1)(2).......................       1,909,870            38.6
Overseas Equity Investors Partners(3)(6)....................         709,870            14.4
OTHER DIRECTORS AND EXECUTIVE OFFICERS
Samuel J. Bero(7)(8)........................................         206,000             4.2
Louis LeCalsey III(9).......................................         214,000             4.3
C. Hamilton Davison, Jr.(5).................................          18,842               *
Seymour S. Preston III(12)..................................           8,000               *
William J. Malooly(5).......................................          18,000               *
Gregory L. Wilemon(10)......................................          75,357             1.5
Directors and Executive Officers as a Group (8
  persons)(1)(3)(11)........................................       3,179,742            64.3%

---------------

  *  Less than one percent.

 (1) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners and, as such, holds a 1% interest in that partnership.

 (2) The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542.

 (3) The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity Investors Partners as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the board of directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity's investment portfolio, and also acts as an investment advisor for Overseas Equity.

 (4) The stockholder is also our director.

 (5) The amount shown includes 15,000 shares that may be acquired under options currently exercisable.

 (6) The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda.

 (7) The amount shown includes 11,000 shares that may be acquired under options currently exercisable.

 (8) The address of the stockholder is 3322 New Plank Road, DePere, WI 54115.

 (9) The amount shown includes 123,903 shares that may be acquired under options currently exercisable.

(10) The amount shown includes 41,003 shares that may be acquired under options currently exercisable.

(11) The amount shown includes an aggregate of 223,906 shares that may be acquired under options currently exercisable.

(12) The amount shown includes 3,000 shares that may be acquired under options currently exercisable.

              PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS

     The stockholders are asked to ratify the appointment by the board of directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2001. The selection was based upon the recommendation of our audit committee.

     Representatives of Deloitte & Touche LLP will be available by teleconference at the annual meeting to respond to appropriate questions from stockholders and to make a statement if they desire.

     Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify the selection of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001.

                             STOCKHOLDER PROPOSALS

     To be included in the proxy statement, any proposals of holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company, 4800 Simonton Road, Dallas, Texas, 75244, no later than October 24, 2001, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     Any holder of common stock of the Company desiring to bring business before the 2001 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4800 Simonton Road, Dallas, Texas, 75244, no later than December 28, 2001.

                                 OTHER BUSINESS

     We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

                                    EXPENSES

     The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefor. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     We have provided without charge a copy of our annual report to stockholders for fiscal year 2000 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All such requests should be directed to: Gregory L. Wilemon, Corporate Secretary, Tufco Technologies, Inc., 4800 Simonton Road, Dallas, Texas 75244.

                                                                      APPENDIX A

                            TUFCO TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by Management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

     Accordingly, all of the members will be Directors:

          1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, if any, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out is oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - As a whole the Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report of the Form 10-K (or the Annual Report to the Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The Committee shall prepare a report summarizing its communications with the auditors for inclusion in the Company's Annual Proxy.

     - As a whole, or through a Committee representative, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with Management and the outside auditors at regularly held Audit Committee meetings, or at such other time as deemed appropriate, the quality and adequacy of the Company's internal controls.

     - The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Internal Standards Board Standard Number 1; discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                      PROXY

                            TUFCO TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 23, 2001

                           THIS PROXY IS SOLICITED ON
                             BEHALF OF THE BOARD OF
                               DIRECTORS OF TUFCO
                               TECHNOLOGIES, INC.

The undersigned hereby appoints ROBERT J. SIMON and GREGORY L. WILEMON, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned's shares of common stock held of record on February 14, 2001, at the 2001 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made below. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST TWO PROPOSALS. THE PROXIES WILL VOTE WITH RESPECT TO THE THIRD PROPOSAL ACCORDING TO THEIR BEST JUDGMENT.

1.   Election of Directors.

     FOR all nominees listed below (except as marked below to the contrary) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

     (Samuel J. Bero, C. Hamilton Davison, Jr., Louis LeCalsey III, William J. Malooly, Seymour S. Preston III and Robert J. Simon)

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.

2. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.

           FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                  Dated:                                  , 2001
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                                  Signature

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                                  Signature if shares held in more than one name


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.